As filed with the Securities and Exchange Commission on October 1, 2013

Registration No. 333-144039

Registration No. 333-111032

Registration No. 333-102285

Registration No. 333-61844

Registration No. 333-61842

Registration No. 333-53334

Registration No. 333-45650

Registration No. 333-38596

Registration No. 333-70933

Registration No. 333-37733

Registration No. 333-20029

Registration No. 333-24577

Registration No. 333-05737

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144039

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-111032

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-102285

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-61844

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-61842

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-53334

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-45650

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-38596

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-70933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-37733

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-20029

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-24577

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-05737

ACTAVIS, INC.

(Exact name of registrant as specified in its charter)

Nevada	95-3872914
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

(Address of Principal Executive Offices)

SECOND AMENDMENT AND RESTATEMENT OF THE 2001 INCENTIVE AWARD PLAN OF WATSON PHARMACEUTICALS, INC.

THE 2001 INCENTIVE AWARD PLAN OF WATSON PHARMACEUTICALS, INC.

WATSON LABORATORIES CARIBE, INC. BANCO POPULAR DE PUERTO RICO MASTER DEFINED CONTRIBUTION RETIREMENT PLAN

THE 2001 INCENTIVE AWARD PLAN OF WATSON PHARMACEUTICALS, INC.

WATSON PHARMACEUTICALS, INC. EMPLOYEE STOCK PURCHASE PLAN

MAKOFF R&D LABORATORIES, INC. 1996 STOCK OPTION PLAN

SCHEIN PHARMACEUTICAL, INC. 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

SCHEIN PHARMACEUTICAL, INC. 1999 STOCK OPTION PLAN

THE RETIREMENT PLAN OF SCHEIN PHARMACEUTICAL, INC. AND AFFILIATES

DANBURY PHARMACAL PUERTO RICO, INC. BANCO POPULAR DE PUERTO RICO MASTER DEFINED CONTRIBUTION RETIREMENT PLAN

WATSON PHARMACEUTICALS, INC. EMPLOYEES’ 401(K) PROFIT-SHARING PLAN

THERATECH, INC. 1992 AMENDED AND RESTATED EMPLOYEES’ STOCK OPTION PLAN

OPTIONS ISSUED OUTSIDE OF ANY PLAN SPONSORED BY THERATECH, INC.

WATSON PHARMACEUTICALS, INC. 1991 STOCK OPTION PLAN, AS AMENDED

ROYCE LABORATORIES, INC. 1992 STOCK OPTION PLAN

ROYCE LABORATORIES, INC. 1992 STOCK OPTION PLAN

ROYCE LABORATORIES, INC. 1995 STOCK OPTION PLAN

STOCK OPTION AGREEMENTS GRANTING OPTIONS TO VARIOUS OFFICERS, DIRECTORS, CONSULTANTS, EMPLOYEES AND FORMER

EMPLOYEES OF ROYCE LABORATORIES, INC. OUTSIDE OF THE 1992 STOCK OPTION PLAN AND THE 1995 STOCK OPTION PLAN

OCLASSEN PHARMACEUTICALS, INC. 1992 STOCK OPTION PLAN, AS AMENDED

OCLASSEN PHARMACEUTICALS, INC. 1992 DIRECTOR OPTION PLAN, AS AMENDED

OCLASSEN PHARMACEUTICALS, INC. NONSTATUTORY STOCK OPTION AGREEMENT GRANTING AN OPTION OUTSIDE OF THE 1992

PLAN AND THE 1992 DIRECTOR PLAN

1991 STOCK OPTION PLAN, AS AMENDED

(Full Title of the Plans)

Morris Corporate Center III

400 Interpace Parkway

Parsippany, New Jersey 07054

(862) 261-7000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Actavis, Inc., formerly known as Watson Pharmaceuticals, Inc. (the “Registrant”), is filing this Post-Effective Amendment to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements.

(1)	Registration Statement No. 333-144039, filed with the Securities and Exchange Commission (the Commission”) on June 26, 2007, registering the offer and sale of the Registrant’s common stock, par value $0.0033 per share (the “Common Shares”), issuable pursuant to the Second Amendment and Restatement of The 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc.;

(2)	Registration Statement No. 333-111032, filed with the Commission on December 9, 2003, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to The 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc.;

(3)	Registration Statement No. 333-102285, filed with the Commission on December 31, 2002, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Watson Laboratories Caribe, Inc. Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan;

(4)	Registration Statement No. 333-61844, filed with the Commission on May 30, 2001, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to The 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc.;

(5)	Registration Statement No. 333-61842, filed with the Commission on May 30, 2001, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Watson Pharmaceuticals, Inc. Employee Stock Purchase Plan;

(6)	Registration Statement No. 333-53334, filed with the Commission on January 8, 2001, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Makoff R&D Laboratories, Inc. 1996 Stock Option Plan;

(7)	Registration Statement No. 333-45650, filed with the Commission on September 12, 2000, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to (i) the Schein Pharmaceutical, Inc. 1995 Non-Employee Director Stock Option Plan, (ii) the Schein Pharmaceutical, Inc. 1999 Stock Option Plan, (iii) the Retirement Plan of Schein Pharmaceutical, Inc. and Affiliates and (iv) the Danbury Pharmacal Puerto Rico, Inc. Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan;

(8)	Registration Statement No. 333-38596, filed with the Commission on June 5, 2000, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Watson Pharmaceuticals, Inc. Employees’ 401(k) Profit-Sharing Plan;

(9)	Registration Statement No. 333-70933, filed with the Commission on January 21, 1999, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to (i) the TheraTech, Inc. 1992 Amended and Restated Employees’ Stock Option Plan and (ii) the Options issued outside of any Plan sponsored by TheraTech, Inc.;

(10)	Registration Statement No. 333-37733, filed with the Commission on October 10, 1997, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to (i) the Watson Pharmaceuticals, Inc. 1991 Stock Option Plan and (ii) the Royce Laboratories, Inc. 1992 Stock Option Plan;

(11)	Post-Effective Amendment No. 2 to Registration Statement No. 333-20029, filed with the Commission on April 16, 1997, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to (i) the Royce Laboratories, Inc. 1992 Stock Option Plan, (ii) the Royce Laboratories, Inc. 1995 Stock Option Plan and (iii) Stock Option Agreements granting options to various officers, directors, consultants, employees and former employees of Royce Laboratories, Inc. outside of the 1992 Stock Option Plan and the 1995 Stock Option Plan;

(12)	Registration Statement No. 333-24577, filed with the Commission on April 4, 1997, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to (i) the Oclassen Pharmaceuticals, Inc. 1992 Stock Option Plan, as amended, (ii) the Oclassen Pharmaceuticals, Inc. 1992 Director Option Plan, as amended and (iii) the Oclassen Pharmaceuticals, Inc. Nonstatutory Stock Option Agreement granting an option outside of the 1992 Stock Option Plan and the 1992 Director Option Plan; and

(13)	Registration Statement No. 333-05737, filed with the Commission on June 11, 1996, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the 1991 Stock Option Plan.

On October 1, 2013, pursuant to the Transaction Agreement, dated May 19, 2013, among the Registrant, Actavis plc, a public limited company formed under the laws of Ireland (formerly known as Actavis Limited, “New Actavis”), Actavis Ireland Holding Limited, Actavis W.C. Holding Inc. (formerly known as Actavis W.C. Holding LLC), Actavis W.C. Holding 2 Inc. (formerly known as Actavis W.C. Holding 2 LLC, “MergerSub”) and Warner Chilcott Public Limited Company (“Warner Chilcott”), (a) New Actavis acquired Warner Chilcott pursuant to a scheme of arrangement under the Irish Companies Act of 1963, and (b) MergerSub merged with and into the Registrant, with the Registrant as the surviving corporation in the merger (collectively, the “Transactions”). As a result of the Transactions, both the Registrant and Warner Chilcott became wholly owned subsidiaries of New Actavis, and the Registrant terminated all offers and sales of its securities registered pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on the 1st day of October 2013.

ACTAVIS, INC.

By:	/s/ David A. Buchen
David A. Buchen
Chief Legal Officer – Global and Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.